UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 6, 2013
(Date of Report (Date of Earliest Event Reported))

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2013, Sovran Self Storage, Inc. (the "Company"), through action of the Compensation Committee of the Company’s Board of Directors (the "Compensation Committee"), made incentive awards to the Company’s Executive Chairman, Chief Operating Officer, Chief Executive Officer, Chief Financial Officer, Executive Vice President of Real Estate Investment and Executive Vice President of Real Estate Management by grant of restricted stock awards under the terms of the Company’s 2005 Award and Option Plan, as amended.    The Company did not make long term incentive compensation awards in 2012 due to the Compensation Committee’s continuing review of the overall compensation practices of the Company.  The Compensation Committee expects to make further long term incentive awards to each executive officer in the fourth quarter of 2013.

Details of awards made to each executive officer are set forth below:

Officer	Restricted Stock Awards

Robert J. Attea, Executive Chairman	14,506 shares1

Kenneth F. Myszka, Chief Operating Officer	14,506 shares1

David L. Rogers, Chief Executive Officer	14,506 shares2

Andrew J. Gregoire, Chief Financial Officer	7,324 shares2

Paul T. Powell, Executive Vice President of Real Estate Investment	7,324 shares2

Edward J. Killeen, Executive Vice President of Real Estate Management	7,324 shares2

(1)	Vests in 3 equal annual installments through August 6, 2016.
(2)	Vests in 5 equal annual installments through August 6, 2018.

The foregoing descriptions of the restricted stock awards are qualified in their entirety by the terms of the forms of Restricted Stock Award Notice, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which exhibits are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Award Notice, 3 year vesting
10.2	Form of Restricted Stock Award Notice, 5 year vesting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 6, 2013	SOVRAN SELF STORAGE, INC. By /s/ ANDREW J. GREGOIRE Name: Andrew J. Gregoire Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Restricted Stock Award Notice, 3 year vesting
10.2	Form of Restricted Stock Award Notice, 5 year vesting